Filed pursuant to Rule 424(b)(3)

File No. 333-272926

Kennedy Lewis Capital Company
SUPPLEMENT NO. 2 DATED FEBRUARY 24, 2025
TO THE PROSPECTUS DATED JUNE 27, 2024

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of Kennedy Lewis Capital Company (“we,” “us,” “our,” or the “Company”), dated June 27, 2024 (as supplemented to date, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purpose of this Supplement is to update the Prospectus.

Updates to Prospectus

The Company entered into a new transfer agent agreement with Ultimus Fund Solutions, LLC, as the Company’s transfer agent, effective as of February 24, 2025. Accordingly, all references to “SS&C GIDS, Inc.” as the Company’s transfer agent and dividend reinvestment plan administrator in the Prospectus are hereby deleted and replaced with “Ultimus Fund Solutions, LLC.” All references to “1055 Broadway Blvd Ste 311, Kansas City, MO 64105” and “PO Box 219213, Kansas City, MO 64121-9213” as the transfer agent’s addresses are hereby deleted and replaced with “225 Pictoria Dr, Suite 450, Cincinnati, OH 45246.” All references to “kennedyai@dstsystems.com” as the transfer agent’s e-mail address are hereby deleted and replaced with “KennedyLewis@ultimusfundsolutions.com.” All references to “SS&C Investor Services” are hereby deleted and replaced with “Shareholder Services.” The terms of the transfer agreement are materially consistent with what is otherwise set forth with respect to the transfer agent in the Prospectus.

The following replaces the answer to the Question “What is Kennedy Lewis Capital Company (the “Company,” “we,” “us” or “our”)?” under the “Prospectus Summary” section of the Prospectus:

The Company is a Delaware statutory trust structured as an externally managed, diversified closed-end management investment company. The Company has elected to be treated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company has elected to be treated as a regulated investment company (a “RIC”) for U.S. federal income tax purposes under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company commenced operations on February 1, 2023 as a privately offered BDC. On June 18, 2024, the Securities and Exchange Commission (“SEC”) issued the Company an exemptive order that permits the Company to offer multiple classes of its Common Shares. On June 24, 2024, the Company received a notice of effectiveness from the SEC related to the Company’s registration statement on Form N-2 (the “Form N-2 Registration Statement”). Pursuant to the Form N-2 Registration Statement and the Multi-Class Order, the Company is publicly offering on a continuous basis up to $2,000,000,000 of its Class S shares, Class D shares, and Class I shares pursuant to the terms set forth in the subscription agreements the Company enters into with investors.

The following replaces the answer to the Question “Is there any minimum investment required?” under the “Prospectus Summary” section of the Prospectus:

The minimum initial investment in our Class S or Class D shares is $2,500. The minimum initial investment in Class I is $1,000,000. The minimum subsequent investment for all share classes is $500 per transaction, except that the minimum subsequent investment amount does not apply to purchases made under our dividend reinvestment plan. The Advisor can waive the initial or subsequent minimum investment at its discretion.

The following replaces the answer to the Question “Can I reinvest distributions in the Company?” under the “Prospectus Summary” section of the Prospectus:

Yes, we have adopted a dividend reinvestment plan whereby shareholders may opt-in to have their cash distributions automatically reinvested in additional shares of the same class of our Common Shares to which the distribution relates. The purchase price for shares purchased under our dividend reinvestment plan will be equal to the then current NAV per share of the relevant class of Common Shares.

Shareholders will not pay transaction related charges when purchasing shares under our dividend reinvestment plan, but all outstanding Class S and Class D shares, including those purchased under our dividend reinvestment plan, will be subject to ongoing servicing fees. Shareholders will automatically receive their distributions in cash unless they elect to participate in our dividend reinvestment plan and have their cash distributions reinvested in additional Common Shares. See “Description of Our Common Shares” and “Dividend Reinvestment Plan.”

The following replaces the answer to the Question “How can I change my dividend reinvestment plan election?” under the “Prospectus Summary” section of the Prospectus:

A shareholder who has opted-in to the dividend reinvestment plan may elect to receive dividends and other distributions in cash or a combination of cash and Common Shares by notifying the Company in writing at least five (5) business days prior to the declaration date fixed by the Board for such dividend. If such notice to opt-out of the dividend reinvestment plan is received by the Company less than five (5) business days prior to the relevant declaration date, then that dividend will be paid in the form of Common Shares or a combination of cash and Common Shares and any subsequent dividends will be paid in cash.

A shareholder who has opted-out of the dividend reinvestment plan may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Company or Ultimus Fund Solutions, LLC (the “Plan Administrator”). Participation in the dividend reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization.

The following replaces the answer to the Question “What is the expected term of this offering?” under the “Prospectus Summary” section of the Prospectus:

We have registered a total of $2,000,000,000 in Common Shares. It is our intent, however, to conduct a continuous offering for an extended period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our Common Shares. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our Common Shares until such filings are declared effective, if at all.

The following replaces the second paragraph under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Distributions” section of the Prospectus:

In addition, we have adopted a dividend reinvestment plan, pursuant to which each shareholder may opt-in to receive dividends in the form of additional Common Shares or a combination of cash and Common Shares. If a shareholder receives dividends in the form of Common Shares, dividend proceeds that otherwise would have been distributed in cash will be retained by the Company for reinvestment. Shareholders who receive dividends and other distributions in the form of Common Shares generally are subject to the same

U.S. federal tax consequences as investors who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those investors will not receive cash with which to pay any applicable taxes on re-invested dividends. A shareholder who has opted-in to the dividend reinvestment plan may elect to receive dividends and other distributions in cash or a combination of cash and Common Shares by notifying the Company in the manner set forth in the shareholder’s Subscription Agreement at least five (5) business days prior to the dividend or distribution declaration date fixed by the Board for such dividend. If such notice is received by the Company less than five (5) business days prior to the relevant dividend or distribution declaration date, then that dividend will be paid in the form of Common Shares and any subsequent dividends will be paid in cash or a combination of cash and Common Shares.

The following replaces the last sentence of the first paragraph under each of the “Class S Shares” and “Class D Shares” sections under the “Description of our Common Shares” section of the Prospectus:

The Advisor can waive the initial or subsequent minimum investment at its discretion.

The following replaces the first paragraph of “Class I Shares” under the “Description of our Common Shares” section of the Prospectus:

No upfront sales loads are paid for sales of any Class I shares. Class I shares are subject to a minimum initial investment of $1,000,000, which can be waived or reduced by the Advisor for certain investors as described below under “Plan of Distribution.” All subsequent purchases of Class I shares, except for those made under our dividend reinvestment plan, are subject to a minimum investment size of $500 per transaction. The Advisor can waive the initial or subsequent minimum investment at its discretion.

The following replaces the second to last sentence of the fourth paragraph under the “Plan of Distribution – General” section of the Prospectus:

The minimum initial investment for Class I shares is $1,000,000, unless waived by the Advisor.

The following replaces the fifth paragraph under the “Plan of Distribution – General” section of the Prospectus:

Without limiting the foregoing, the Advisor may waive or reduce any Class I investment minimums for purchases: (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to Class I shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through transaction/brokerage platforms at participating brokers, (4) by our executive officers and Trustees and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members, and, if approved by our Board, joint venture partners, consultants and other service providers, and (5) by other categories of investors that we name in an amendment or supplement to this prospectus. The foregoing categories of investors who are granted waivers or reductions by the Advisor from the Class I investment minimums include investors described in the foregoing sentence who make purchases for eligible retirement plans and IRAs. Waivers and reductions are subject to the terms and conditions of agreements that the Advisor enters into with participating intermediaries, as applicable. Financial intermediaries may be permitted to impose higher or lower investment minimums for purchases made through their platforms. Investors should consult their financial intermediary for more information.

The following replaces the first sentence of the second bullet point under the “How to Subscribe” section of the Prospectus:

Complete the execution copy of the subscription agreement and send it to the Company by e-mail at KennedyLewis@ultimusfundsolutions.com or by physical mail to Kennedy Lewis Capital Company, c/o Ultimus Fund Solutions, LLC, 225 Pictoria Dr, Suite 450, Cincinnati, OH 45246.

The following replaces the last sentence of the third bullet point under the “How to Subscribe” section of the Prospectus:

For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived by the Advisor.

The following replaces the fifth paragraph under the “How to Subscribe” section of the Prospectus:

If your subscription is accepted, you will receive a welcome letter confirming that your subscription agreement has been received in good order. If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.

The following replaces the “Dividend Reinvestment Plan” section of the Prospectus:

We have adopted a dividend reinvestment plan, pursuant to which we will reinvest all cash distributions declared by the Board on behalf of our shareholders who opt-in to the plan. Shareholders who do not opt-in to the dividend reinvestment plan will receive their distributions in cash. As a result, if the Board authorizes, and we declare, a cash distribution or other distribution, then our shareholders who have opted-in to our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares or a combination of cash and Common Shares, rather than receiving the cash distribution. Distributions on fractional shares will be credited to each participating shareholder’s account to three decimal places.

No action is required on the part of a registered shareholder to receive their distributions in cash.

If any shareholder initially does not elect to participate, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Company or the Plan Administrator. Participation in the dividend reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Common Shares will be purchased under the dividend reinvestment plan as of the first calendar day of the month following the record date of the distribution.

If a shareholder seeks to terminate its participation in the dividend reinvestment plan, notice of termination must be received by the Plan Administrator at least five (5) business days prior to the dividend or distribution declaration date fixed by the Board for such dividend, thereby electing to receive cash distributions. Investors can update their dividend reinvestment plan election by either calling Shareholder Services at 866-966-0157 or by submitting instructions using the account maintenance form. Any transfer of shares by a participant to a non-participant will terminate participation in the dividend reinvestment plan with respect to the transferred shares. If a participant elects to tender its Common Shares in full, any Common Shares issued to the participant under the Plan subsequent to the expiration of the tender offer will be considered part of the participant’s prior tender, and participant’s participation in the Plan will be terminated as of the valuation date of the applicable tender offer. Any distributions to be paid to such shareholder on or after such date will be paid in cash on the scheduled distribution payment date.

If you do not opt-in to the dividend reinvestment plan, you will receive any distributions we declare in cash. There will be no upfront selling commissions or Managing Dealer fees charged to you if you participate in the dividend reinvestment plan. We pay the Plan Administrator fees under the dividend reinvestment plan. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.

Any purchases of our shares pursuant to our dividend reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state.

The purchase price for shares purchased under our dividend reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable. Common Shares issued pursuant to our dividend reinvestment plan will have the same voting rights as the Common Shares offered pursuant to this prospectus. Shareholders will not pay transaction related charges when purchasing Common Shares under our dividend reinvestment plan, but all outstanding Class S, and Class D, including those purchased under our dividend reinvestment plan, will be subject to ongoing servicing fees.

See our “Dividend Reinvestment Plan”, which is filed as an exhibit to our registration statement for this offering, for more information.

The following replaces “Appendix A: Form of Subscription Agreement”:

Kennedy Lewis Capital Company Subscription Agreement

1 | Your Investment

Investor Name________________________

Investment Amount $

Investment Type ☐ Initial Investment ☐ Additional Investment[1]

Share Class (Must select one)

☐ Class S _________________________	☐ Class D _________________________	☐ Class I _________________________
$2,500 minimum initial investment	$2,500 minimum initial investment	$1,000,000 minimum initial investment for qualifying investors (otherwise $1,000,000 minimum initial investment)*

2 | Form of Ownership

See Appendix A for supplemental document requirements by investor type. See Appendix B for supplemental information requirements for Entity Accounts.

I. Individual / Joint Accounts	Retirement Accounts (Custodian required)	Entity Accounts
☐ Individual	☐ IRA	☐ Trust
☐ Joint Tenants with Rights of Survivorship	☐ Roth IRA	☐ C Corporation
☐ Tenants in Common	☐ SEP IRA	☐ S Corporation
☐ Community Property	☐ Rollover IRA	☐ Partnership
☐ Tenants by Entirety	☐ Inherited IRA	☐ Limited Liability Corporation
☐ Uniform Gift / Transfer to Minors	☐ Other:	☐ Other:

State:

Brokerage Account Number:	Custodian Account Number (if applicable)

Custodian Name:

Custodian Tax ID:

1 Minimum additional investment is $500.

* The Advisor may waive or reduce any Class I investment minimums for purchases (1) through fee-based programs, also known as wrap accounts, sponsored by participating brokers or other intermediaries that provide access to Class I shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (3) through transaction/brokerage platforms at participating brokers, (4) by our executive officers and Trustees and their immediate family members, as well as officers and employees of the Advisor or other affiliates and their immediate family members, and, if approved by our Board, joint venture partners, consultants and other service providers, and (5) by other categories of investors that we name in an amendment or supplement to this prospectus. The foregoing categories of investors who are granted waivers or reductions by the Advisor from the Class I investment minimums include investors described in the foregoing sentence who make purchases for eligible retirement plans and IRAs. Waivers and reductions are subject to the terms and conditions of agreements that the Advisor enters into with participating intermediaries, as applicable, and the prospectus.

A-1

Please print, sign, and scan this page if applicable.

X
Custodian Signature / Stamp
A-2

3 | Investor Information

The information provided in this section must be compliant with IRS Form W-9 and related instructions (see www.irs.gov for instructions). Legal addresses must include a residential street address (P.O. boxes will not be accepted).

1.	Primary Account Holder / Minor (if Uniform Gift / Transfer to Minors Account) / Trustee / Authorized Signatory

Name (first, middle, last)

Social Security Number

Date of Birth (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Mailing Street Address	City	State	Zip

Email Address	Phone Number

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien	Country of Citizenship if non-U.S. Citizen _________________
(A completed applicable Form W-8 is required for subscription)

2.	Joint Account Holder / Custodian (if Uniform Gift / Transfer to Minors Account) / Co-Trustee / Authorized Signatory

Name (first, middle, last)

Social Security Number	Date of Birth (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Mailing Street Address	City	State	Zip

Email Address	Phone Number

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien	Country of Citizenship if non-U.S. Citizen _________________
(A completed applicable Form W-8 is required for subscription)

3.	Joint Account Holder / Co-Trustee / Authorized Signatory

Name (first, middle, last)

Social Security Number	Date of Birth (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Mailing Street Address	City	State	Zip

Email Address	Phone Number

Please indicate if you are a:

☐ U.S. Citizen	☐ Resident Alien	☐ Non-Resident Alien	Country of Citizenship if non-U.S. Citizen _________________
(A completed applicable Form W-8 is required for subscription)

Entity Information (only required for entity account types)

Entity Name

A-3

Tax ID Number	Date of Formation (mm/dd/yyyy)

Legal Street Address	City	State	Zip

Country of Domicile (Form W-8 required for non-U.S.)

Exemptions per Form W-9 (see Form W-9 instructions at www.irs.gov)

Exemptions for FATCA Reporting Code (if any)

Please indicate if you are a:      ☐ Pension Plan      ☐ Profit Sharing Plan      ☐ Not-for-Profit Organization

4 | Transfer on Death Beneficiary Information (Optional for Individual / Joint Accounts)

Please designate the beneficiary information for your account. If completed, all information is required. If neither primary nor contingent is indicated, the individual or entity will be deemed to be a primary beneficiary. Primary and secondary beneficiary percentages must total 100% If more than one primary beneficiary is designated and no percentages are indicated, the beneficiaries will be deemed to own equal share percentages in the account(s). Multiple secondary beneficiaries with no share percentage indicated will also be deemed to share equally.

☐ Primary
First Name	MI	Last Name	SSN	Date of Birth	☐ Secondary %

☐ Primary
First Name	MI	Last Name	SSN	Date of Birth	☐ Secondary %

☐ Primary
First Name	MI	Last Name	SSN	Date of Birth	☐ Secondary %

☐ Primary
First Name	MI	Last Name	SSN	Date of Birth	☐ Secondary %

5 | ERISA Plan Asset Regulations

Are you or will you be during any time in which you hold any interest in Kennedy Lewis Capital Company a “benefit plan investor”2 within the meaning of the Plan Asset Regulations3 or are you or will you use the assets of a “benefit plan investor” to invest or hold any interest in Kennedy Lewis Capital Company?     ☐  Yes       ☐  No

Are you or will you be during any time in which you hold any interest in Kennedy Lewis Capital Company a “controlling person”4 within the meaning of the Plan Asset Regulations3?     ☐  Yes       ☐  No

6 | Distribution Instructions

☐   PLEASE CHECK HERE IF YOU WISH TO ENROLL in the Dividend Reinvestment Plan.

2  The term “benefit plan investor” includes, for e.g.: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (including, for e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (such as for e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

3 “Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

4 “Controlling Person” includes any person (other than a “benefit plan investor”) that has discretionary authority or control with respect to the assets of Kennedy Lewis Capital Company or that provides investment advice for a fee (direct or indirect) with respect to such assets, and any affiliate of any such person. An “affiliate” for these purposes includes any person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the person, and control with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.

A-4

You will automatically receive cash distributions unless you elect to enroll in the Dividend Reinvestment Plan. For cash distributions, please complete the information in the box below. For custodial held accounts, if you elect cash distributions, the funds must be sent to the custodian on a direct deposit basis.

☐  Direct Deposit to third party financial institution (complete section below)

I authorize Kennedy Lewis Capital Company or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Kennedy Lewis Capital Company in writing to cancel it. In the event that Kennedy Lewis Capital Company deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name of Financial Institution

Mailing Address	City	State	Zip Code

ABA Routing Number

Account Number

☐   Mail a check (to Primary Account Holder mailing address for individual / joint accounts or Entity legal address for entity accounts)

7 | Investment Funding Method

☐	☐
By Wire/ACH : Please wire/ACH funds according to the instructions below.	By Check: Please make checks payable/deliver to the below.
Bank Name: First National Bank of Omaha Bank Address: 1620 Dodge St. Omaha, NE 68197 ABA: 104000016 With Credit to: Kennedy Lewis Capital Co Deposit Account Account No.: 734275635	KENNEDY LEWIS CAPITAL COMPANY c/o Ultimus Fund Solutions, LLC 225 Pictoria Dr, Suite 450 Cincinnati, OH 45246

A-5

8 | Electronic Delivery Consent (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Kennedy Lewis Capital Company. If you would like to consent to electronic delivery, including pursuant to email, please check the box below.

By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available. You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

☐ Check this box to consent to electronic delivery.

9 | Subscriber Representations and Signatures

Kennedy Lewis Capital Company is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Kennedy Lewis Capital Company may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf.

In order to induce Kennedy Lewis Capital Company to accept this subscription, I (we) hereby represent and warrant as follows (Each account holder must hand-initial representations 1 – 9, to the extent applicable):

		Primary Investor	Co-Investor	Co-Investor
1.	I (we) have received the prospectus (as amended or supplemented) for Kennedy Lewis Capital Company at least five business days prior to the date hereof.

2.	I (we) have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.[6]

3.	I am (we are) a resident of Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Michigan, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, or Vermont and in addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.” If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in the entity meets this requirement.[5]

5 In the case of sales to fiduciary accounts, the minimum standards set forth in the prospectus under “SUITABILITY STANDARDS” shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the company to purchase the shares if the donor or grantor is the fiduciary.

A-6

		Primary Investor	Co-Investor	Co-Investor
4.	I am (we are) domiciled or have a registered office in the European Economic Area or in the United Kingdom, and qualify as (i) a “professional investor,” within the meaning of Annex II to Directive 2014/65/EU or the United Kingdom Alternative Investment Fund Managers Regulations 2013 (SI 2013/1773) as amended, as applicable, or (ii) a “certified sophisticated investor” as defined under the Financial Services and Markets Act 2000 of the United Kingdom.

5.	I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.

6.	I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.

7.	I acknowledge that Kennedy Lewis Capital Company may enter into transactions with Kennedy Lewis affiliates that involve conflicts of interest as described in the prospectus.

8.	I acknowledge that subscriptions must be submitted at least five business days prior to the last day of each month and my investment will be executed as of the first day of the applicable month at the NAV per share as of the day preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe, and the NAV per share as of the last day of each month will generally be made available at https://www.KennedyLewis CapitalCompany.com/on or before the last day of the month.

9.	I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent at (866) 966-0157 or through my financial intermediary.

10.	I am (we are) a resident of New Jersey and have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. In addition, a New Jersey investor’s investment in Kennedy Lewis Capital Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

11.	The Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

A-7

If you do not have another broker-dealer or other financial intermediary introducing you to Kennedy Lewis Capital Company, then Sanctuary Securities, Inc. may be deemed to be acting as your broker-dealer of record in connection with any investment in Kennedy Lewis Capital Company. For important information in this respect, see Section 10 below.

I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Kennedy Lewis Capital Company. I acknowledge that the Broker / Financial Advisor indicated in Section 10 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information.

Investors may change the Broker / Financial Advisor of record at any time by contacting Ultimus, Kennedy Lewis Capital Company’s transfer agent, at (866) 966-0157 Monday through Friday, 9AM – 6PM EST.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

1.   The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2.   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRA has notified me that I am no longer subject to backup withholding; and

3.   I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

4.   The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Each Account Holder / Trustee / Authorized Signatory must sign below. Please print, sign, and scan this page if applicable.

(Custodians must sign in Section 2 on a custodial account)

X
Owner or Authorized Person (Print)	Date (mm/dd/yyyy)

X
Owner or Authorized Person (Sign)	Date (mm/dd/yyyy)

X
Co-Investor or Authorized Person	Date (mm/dd/yyyy)
A-8

10 | Broker / Financial Advisor Information and Signature

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by Kennedy Lewis Capital Company, all sales of securities must be made through a Broker, including when an RIA has introduced the sale. In all cases, Section 10 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker with respect to sales of securities made through a Broker, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker, Financial Advisor or Financial Representative listed in Section 10 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and FINRA rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker-dealer or other financial intermediary introducing you to Kennedy Lewis Capital Company, then Sanctuary Securities, Inc. may be deemed to act as your broker of record in connection with any investment in Kennedy Lewis Capital Company. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

Please print, sign, and scan this page if applicable.

X
Financial Advisor / Representative Signature	Date (mm/dd/yyyy)

A-9

11 | Other Important Information

If investors participating in the Dividend Reinvestment Plan or making subsequent purchases of shares of Kennedy Lewis Capital Company experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 9 above, they are asked to promptly notify Kennedy Lewis Capital Company and the Broker in writing. The Broker may notify Kennedy Lewis Capital Company if an investor participating in the Dividend Reinvestment Plan can no longer make the representations or warranties set forth in Section 9 above, and Kennedy Lewis Capital Company may rely on such notification to terminate such investor’s participation in the Dividend Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Kennedy Lewis Capital Company.

To be accepted, a subscription request must be made with a completed and executed Subscription Agreement in good order and payment of the full purchase price at least five business days prior to the last calendar day of the month (unless waived). All items on the Subscription Agreement, other than those marked optional, must be completed in order for your Subscription Agreement to be processed. You will receive a written confirmation of your purchase.

The Company and the Managing Dealer will direct any dealers to, upon receipt of any and all money orders received from prospective purchasers of shares, transmit same together with a copy of this executed Subscription Agreement or copy of the signature page of such agreement, stating among other things, the name of the purchaser, current address, and the amount of the investment to First National Bank of Omaha (a) by the end of the next business day following receipt where internal supervisory review is conducted at the same location at which subscription documents are received, or (b) by the end of the second business day following receipt where internal supervisory review is conducted at a different location than which subscription documents and checks are received.

Return the completed Subscription Agreement, either by e-mail to KennedyLewis@ultimusfundsolutions.com or by physical mail, to the below address. Please note it is not necessary to mail a physical copy of the Subscription Agreement if it is e-mailed.

E-mail: KennedyLewis@ultimusfundsolutions.com

Physical mail:

Kennedy Lewis Capital Company

c/o Ultimus Fund Solutions, LLC
225 Pictoria Dr, Suite 450
Cincinnati, OH 45246

Appendix A | Supporting Document Requirements

A-10

Please provide the following supporting documentation based on your account type.

Individual	If a non-U.S. person, Form W-8BEN
Joint (including JTWROS, Tenants in Common, Community Property)	For each non-U.S. Person account holder, Form W-8BEN
IRA (including ROTH, SEP, Rollover, Inherited)	None
Trust	Certificate of Trust or Declaration of Trust Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Corporation (including C Corp., S Corp., LLC)	Formation documents
Articles of incorporation
Authorized signatory list
Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)
Partnership	Formation documents
Authorized signatory list
Appropriate W-8 series form (see https://www.irs.gov/forms-pubs/about-form-w-8)

Appendix B | Supporting Information Requirements For Accounts

CERTIFICATION REGARDING BENEFICIAL OWNERS OF LEGAL ENTITY CUSTOMERS

I.	GENERAL INSTRUCTIONS/DEFINITIONS

In compliance with the Customer Due Diligence requirements issued by the Financial Crimes Enforcement Network (FinCEN), financial institutions must identify and verify the identity of the beneficial owners of all legal entity customers.

This form must be completed by the person opening a new account on behalf of a legal entity customer. For the purposes of this form, a legal entity includes a corporation, limited liability company, or other entity that is created by filing a public document with a Secretary of State or similar office, a general partnership, and any similar business entity formed in the United States or a foreign country. Legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening account on their own behalf.

This form requires you provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of non-U.S. Persons) for the following individuals (i.e., the beneficial owners):

(i)	Each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer (e.g., each natural person that owns 25 percent or more of the shares of a corporation); and
(ii)	An individual with significant responsibility for managing the legal entity customer (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer).

The number of individuals that satisfy this definition of “beneficial owner” may vary. Under section (i), depending on the factual circumstances, up to four individuals (but as few as zero) may need to be identified. Regardless of the number of individuals identified in section (i), you must provide the identifying information of one individual under section (ii). It is possible that in some circumstances the same individual might be identified under both sections (e.g., the President of ACME, Inc. who also holds a 30 percent equity interest).

A-11

Thus, a completed form will contain the identifying information of at least one individual (under section (ii)), and up to five individuals (i.e., one individual under section (ii) and four 25 percent equity holders under section (i)).

The financial institution may also ask to see a copy of a driver’s license or other identifying document for each beneficial owner listed on this form.

II.	CERTIFICATION OF BENEFICIAL OWNER(S)

Persons opening an account on behalf of a legal entity must provide the following information:

a.	Name and Title of Natural Person Opening Account:

b.	Name, Type (select below), and Address of Legal Entity for Which the Account is Being Opened:

☐ Corporation	☐ Limited Liability Company	☐ Limited Partnership
☐ General Partnership	☐ Business Trust
☐ Other entity created by filing with a state office

c.	The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25 percent or more of the equity interests of the legal entity listed above:

Name	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number

A-12

(If no individual meets this definition, please write, “Not Applicable”)

d.	The following information for one individual with significant responsibility for managing the legal entity listed above, such as:

•	An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, Vice President, Treasurer); or
•	Any other individual who regularly performs similar functions.

Name	Date of Birth	Address (Residential or Business Street Address)	For U.S. Persons: Social Security Number	For Non-U.S. Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number

I, ______________________(name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature:	Date:

A-13